VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 31, 2004 (the "Agreement"), is made by and among Lee M. Vogel, in his capacity as Proxyholder ("Proxyholder"), the beneficialholders, who in the aggregate have the right to vote over 50% of the issued and outstanding shares of the common stock, par value $1.25 per share (the "Common Stock") of Kansas City Life Insurance Company, a Missouri legal reserve life insurance corporation (the "Company") and are executing this Agreement (collectively referred to as the "Beneficialholders") and the holders of record of the shares of Common Stock who are executing this Agreement (collectively referred to as the "Recordholders").

WHEREAS, the Beneficialholders as of the date of this Agreement have the right to vote the number of shares of Common Stock set forth on Schedule A and consist of the following individuals and trusts: Robert Philip Bixby; Walter E. Bixby, III; Angeline I. Bixby f/k/a Angeline I. O'Connor ("Angeline I. Bixby"); Nancy Bixby Hudson; Lee M. Vogel; James Phillip Bixby; Nancy Bixby Hudson GST Trust dated December 18, 1997, as Amended March 4, 2002; Issue Trust For Nancy Bixby Hudson dated December 18, 1997, as Amended March 4, 2002; Issue Trust For Lee M. Vogel dated December 18, 1997, as amended March 5, 2002; Walter E. Bixby, Jr. Revocable Trust dated July 28, 1999, as amended; Walter E. Bixby Descendants Trust dated as of December 30, 1976; Robert Phillip Bixby GST Trust dated August 12, 1999; Issue Trust for Robert Phillip Bixby dated August 12, 1999; Walter E. Bixby, III GST Trust dated August 12, 1999; Issue Trust for Walter E. Bixby, III dated August 12, 1999; Angeline I. O'Connor GST Trust dated August 12, 1999; and Issue Trust for Angeline I. O'Connor dated August 12, 1999;

WHEREAS, the Recordholders as of the date of this Agreement own the number of shares of Common Stock set forth on Schedule A and consist of the following individuals, partnerships and trusts: Robert Philip Bixby; Walter E. Bixby, III; Angeline I. Bixby; Nancy Bixby Hudson; Lee M. Vogel; James Phillip Bixby; JRB Interests Ltd., a Texas partnership; W.E.B. Interests Ltd., a Texas partnership; Nancy Bixby Hudson Trust dated December 11, 1997; the Walter E. Bixby Descendants Trust dated as of December 30, 1976; Walter E. Bixby Descendants Trust dated as of December 30, 1976; Robert Philip Bixby as custodian for the minor children of Walter E. Bixby, III and Angeline I. Bixby and Walter E. Bixby, III, as Custodian for the minor children of Robert Philip Bixby;

WHEREAS, (a) the number of shares of Common Stock owned by each Recordholder and (b) the number of shares of Common Stock which each Beneficialholder is entitled to vote, may change from time to time which change must be reported by each Recordholder and Beneficialholder in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the number of shares of Common Stock of which each Recordholder is the record owner and the Beneficialholder is entitled to vote at any particular future point of time being referred to herein as the "Shares";

WHEREAS, the Shares are listed on the Nasdaq Stock Market, Inc. ("Nasdaq");

WHEREAS, the revised listing standards of the Nasdaq ("Revised Listing Standards") require public companies with securities listed on the Nasdaq to have (i) a board of directors consisting of a majority of independent directors, (ii) directors recommended to the board of directors by an independent nominating committee or the independent directors of the public company, and (iii) chief executive officer compensation recommended by an independent compensation committee or the independent directors of the public company, unless in each case more than 50% of the Company's common stock is controlled by one person or group (the "Exception");

WHEREAS, the foregoing requirements of the Revised Listing Standards impose additional costs and expenses on the Company;

WHEREAS, each Beneficialholder is related to the other Beneficialholders by family relationship;

WHEREAS, certain Beneficialholders share voting power for certain of the Shares as indicated in such Beneficialholder's public filings with the Securities and Exchange Commission (the "SEC");

WHEREAS, based on the Company's Notice of Annual Meeting of Beneficialholders April 22, 2004 and Proxy Statement filed with the SEC on March 30, 2003, the Company had 11,936,472 shares of Common Stock issued and outstanding as of September 29, 2004;

WHEREAS, the Beneficialholders currently have the right to vote more than 50% of the issued and outstanding shares of Common Stock and desire to form a group pursuant to which all of their Shares will be voted together in order to enable the Company to comply with the Exception to the Revised Listing Standards;

WHEREAS, pursuant to this Agreement each Beneficialholder desires the applicable Recordholder, and such Recordholder agrees, to vote the Shares beneficially owned by such Beneficialholder in accordance with the instructions given by the Proxyholder until such Beneficialholder provides written instruction to the Recordholder that (i) he, she or it is withdrawing from the terms of this Agreement or (ii) the Agreement is terminated;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. Agreement to Vote; Proxy.

(a) The Beneficialholders hereby agree that, during the period commencing on the date hereof and continuing until the termination of this Agreement as provided herein, the Proxyholder shall have the right to exercise all voting rights of the Beneficialholders (who have not withdrawn from the Agreement under Section 5 hereof) with respect to all of the Shares which the Beneficialholders are entitled to vote from time to time in his sole and absolute discretion, following non-binding consultation with each Beneficialholder.

(b) The Beneficialholders appoint the Proxyholder, and the Proxyholder accepts this appointment and agrees to vote such Shares in his sole and absolute discretion, following non-binding consultation with each Beneficialholder.

(c) Each Beneficialholder who is not a Recordholder of the Shares such Beneficialholder is entitled to vote hereby directs the applicable Recordholder as set forth on Schedule A hereto to vote such Shares in accordance with the instructions given by the Proxyholder until such Beneficialholder provides, in accordance with Section 5(b) hereof, subsequent written instruction to the Recordholder that (i) he, she or it is withdrawing from the terms of this Agreement or (ii) the Agreement is terminated.

(d) Each Beneficialholder who is also a Recordholder shall execute a proxy conforming to the provisions of Section 1(a) in substantially the form attached hereto as Exhibit A.  Each Recordholder and Beneficialholder shall from time to time execute a proxy conforming to the provisions of Section 1(a) in substantially the form attached hereto as Exhibit A or such other proxy as the Proxyholder may reasonably require from time to time.

Section 2. Representations, Warranties and Covenants of the Parties hereto.

Each party to this Agreement represents, warrants and covenants to the other parties hereto as follows:

(a) Such party, if not an individual, (i) is duly organized, validly existing and in good standing under the laws of the state of organization and (ii) has duly authorized the execution, delivery and performance of this Agreement;

(b) Such party (i) has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith, (ii) has duly executed and delivered this Agreement, and (iii) this Agreement constitutes the valid, legal, binding obligation of such party; and

(c) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by such party, (i) conflicts with or results in a breach of any of the terms, conditions or provisions of any party's organizational documents, if any; (ii) conflicts with or results in a breach of any agreement or instrument to which such party is now a party or by which he, she or it (or any of his, her or its properties) is bound; or (iii) results in the violation of any law, rule, regulation, order, judgment or decree to which such party (or any of his, her or its properties) is bound;

(d) As required by applicable law, such party agrees, with the other parties hereto, to file a joint Schedule 13D and any required amendments with the SEC promptly following execution of this Agreement, promptly upon termination of this Agreement or upon withdrawal from the group by any party hereto and at such other times as are required by applicable law.

Section 3. Representations and Warranties of the Beneficialholders.

Each Beneficialholder represents and warrants to the Proxyholder that Schedule A sets forth as of the date hereof, opposite each Beneficialholder's name, (i) the number of Shares of which such Beneficialholder is the beneficial owner and is entitled vote or share in voting, (ii) the name of the Recordholder of such Shares, and (iii) the percentage of the issued and outstanding Common Stock which the Beneficialholder has the right to vote.

Section 4. Representations, Warranties and Covenants of the Recordholders.

Each Recordholder represents and warrants to the Proxyholder that such Recordholder is the owner of record of the number of Shares set forth on Schedule A opposite the name of the related Beneficialholder.  Each Recordholder represents that the Beneficialholder has the power to vote or shares the power to vote the Shares set forth opposite their name.

Section 5. Effectiveness; Withdrawal; Termination.

(a) This Agreement shall be effective on the first date set forth above.

(b) This Agreement shall automatically terminate and be of no further force or effect upon (i) the death or incapacity of the Proxyholder; or (ii) in accordance with this Section 5(b), the withdrawal from this Agreement by a sufficient number of Beneficialholders such that the number of Shares remaining subject to this Agreement is less than 50% of the then issued and outstanding shares of the Company.  A Beneficialholder who is the Recordholder of the Shares may withdraw from this Agreement by revoking his, her or its proxy to the Proxyholder and providing written notice of such revocation to the Company.  A Beneficialholder who is not the Recordholder of the Shares may withdraw from this Agreement by sending written notice of such withdrawal to the Recordholder and providing written notice of such withdrawal to the Company.  Each withdrawing Recordholder or Beneficialholder shall send a copy of the notice of revocation or withdrawal to the other parties hereto.  Upon termination of this Agreement, none of the parties hereto shall have any further obligation or liability hereunder, except as required under Section 2(d) hereof.  This provision shall survive termination of this Agreement.

Section 6. Miscellaneous.

(a) Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement.  Without limiting the generality of the foregoing and except as provided in Section 5 hereof, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such agreement or arrangement would conflict with this Agreement without first withdrawing from this Agreement.

(b) Notices, Etc.  All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, as follows:

(i) If to a Beneficialholder or Recordholder, to:

(Name of Beneficialholder or Recordholder)
c/o General Counsel
Kansas City Life Insurance Company
3520 Broadway
Kansas City, MO  64111
Facsimile:  (816) 931-4699

(ii) If to the Company, to:

Kansas City Life Insurance Company
c/o General Counsel
3520 Broadway
Kansas City, MO  64111
Facsimile:  (816) 931-4699

(iii) If to Proxyholder, to:

Lee M. Vogel
c/o Kansas City Life Insurance Company
3520 Broadway
Kansas City, MO  64111
Facsimile:  (816) 931-4699

or to such other address as such party shall have designated by notice to each of the other parties in accordance with Section 6(c).

(c) Amendments, Waivers, Etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except by an instrument in writing signed by each party hereto.

(d) Successors and Assigns; Acquisitions and Transfers.  The Proxyholder shall not assign his rights or obligations hereunder without the prior written consent of all the parties hereto.  The provisions of this Agreement shall survive the death, incapacity or dissolution of each Beneficialholder or Recordholder and any obligation of such Beneficialholder or Recordholder shall be binding upon the heirs, personal representatives, successors and permitted assigns of such holder.

(e) Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f) Severability.  If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

(g) No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h) Third Party Beneficiaries.  The Company is a third party beneficiary of this Agreement, and upon termination of this Agreement, the parties hereto acknowledge that the Company has to comply with the Revised Listing Standards in a timely manner as provided by applicable law or regulations or the Nasdaq listing standards.  Except as provided in the prior sentence, this Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

(i) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

(j) Governing Law.  This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to its choice of law principles.

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.

/s/ Robert Philip Bixby
Robert Philip Bixby

/s/ Robert Philip Bixby
Robert Philip Bixby as custodian for minor children of Walter E. Bixby, III and Angeline I. Bixby

/s/ Walter E. Bixby III
Walter E. Bixby, III

/s/ Walter E. Bixby III
Walter E. Bixby, III, as Custodian for minor children of Robert Philip Bixby

/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor

/s/ Nancy Bixby Hudson
Nancy Bixby Hudson

/s/ Lee M. Vogel
Lee M. Vogel

/s/ James Phillip Bixby
James Phillip Bixby

NANCY BIXBY HUDSON GST TRUST DATED DECEMBER 18, 1997, AS AMENDED MARCH 4, 2002

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

ISSUE TRUST FOR NANCY BIXBY HUDSON DATED DECEMBER 18, 1997, AS AMENDED MARCH 4, 2002

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

ISSUE TRUST FOR LEE M. VOGEL DATED DECEMBER 18, 1997, AS AMENDED MARCH 5, 2002

By:	/s/ Lee M. Vogel
Lee M. Vogel, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

WALTER E. BIXBY, JR. REVOCABLE TRUST DATED JULY 28, 1999, AS AMENDED ON AUGUST 17, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor, Co-Trustee

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Co-Trustee

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Co-Trustee

WALTER E. BIXBY DESCENDANTS TRUST DATED AS OF DECEMBER 30, 1976

By:	/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor, Co-Trustee

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Co-Trustee

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Co-Trustee

ROBERT PHILLIP BIXBY GST TRUST DATED AUGUST 12, 1999

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Trustee

ISSUE TRUST FOR ROBERT PHILIP BIXBY DATED AUGUST 12, 1999

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Trustee

WALTER E. BIXBY, III GST TRUST DATED AUGUST 12, 1999

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Trustee

ISSUE TRUST FOR WALTER E. BIXBY, III DATED AUGUST 12, 1999

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Trustee

ANGELINE I. O'CONNOR GST TRUST DATED AUGUST 12, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor, Trustee

ISSUE TRUST FOR ANGELINE I. O'CONNOR DATED AUGUST 12, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor, Trustee

JRB INTERESTS LTD., a Texas partnership

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, A General Partner

By:	/s/ Lee M. Vogel
Lee M. Vogel, a General Partner

W.E.B. INTERESTS LTD., a Texas partnership

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, a General Partner

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, a General Partner

By:	/s/ Angeline I. Bixby
Angeline I. Bixby f/k/a Angeline I. O'Connor, a General Partner

NANCY BIXBY HUDSON TRUST DATED DECEMBER 11, 1997

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Trustee

SCHEDULE A

COMPANY COMMON STOCK OWNERSHIP
(As of September 29, 2004)

Name of Beneficialholder by Reason of Voting Power	Name of Recordholder	Number of Shares Beneficially Owned(1)	Approximate Aggregate Voting Control %
Robert Philip Bixby	W.E.B. Interests Ltd.	205	2.95%
	Robert Philip Bixby	339,754
	Robert Philip Bixby as custodian for minor children of Walter E. Bixby, III and Angeline I. Bixby	11,976
Walter E. Bixby, III	W.E.B. Interests Ltd.	205	3.09%
	Walter E. Bixby, III	349,260
	Walter E. Bixby, III as custodian for minor children of Robert Philip Bixby	19,156
Angeline I. Bixby	W.E.B. Interests Ltd.	205	2.96%
	Angeline I. Bixby	353,688
Nancy Bixby Hudson	JRB Interests Ltd.	252	2.78%
	Nancy Bixby Hudson Trust dated December 11, 1997, by Nancy Bixby Hudson, Trustee	331,568
Lee M. Vogel	JRB Interests Ltd.	252	0.05%
	Lee M. Vogel	5,798
James Phillip Bixby	James Phillip Bixby	7,732	0.06%
Nancy Bixby Hudson GST Trust dated December 18, 1997, as Amended March 4, 2002, by Nancy Bixby Hudson, Co-Trustee; Richard L. Finn, Co-Trustee, Webb Gilmore, Co-Trustee	JRB Interests Ltd.	957,893	8.02%
Issue Trust For Nancy Bixby Hudson dated December 18, 1997, as Amended March 4, 2002, by Nancy Bixby Hudson, Co-Trustee; Richard L. Finn, Co-Trustee, Webb Gilmore, Co-Trustee	JRB Interests Ltd.	999,299	8.37%
Issue Trust For Lee M. Vogel dated December 18, 1997, as Amended March 5, 2002, by Lee M. Vogel, Co-Trustee; Richard L. Finn, Co-Trustee, Webb Gilmore, Co-Trustee	JRB Interests Ltd.	999,299	8.37%
Walter E. Bixby, Jr. Revocable Trust dated July 28, 1999, as amended on August 17, 1999, by Robert Philip Bixby, Co-Trustee; Walter E. Bixby, III, Co-Trustee; Angeline I. Bixby, Co-Trustee	W.E.B. Interests Ltd.	2,049,140	17.17%
Walter E. Bixby Descendants Trust dated as of December 30, 1976, by Robert Philip Bixby, Co-Trustee; Walter E. Bixby, III, Co-Trustee; Angeline I. Bixby, Co-Trustee	Walter E. Bixby Descendants Trust dated as of December 30, 1976, by Robert Philip Bixby, Co-Trustee; Walter E. Bixby, III, Co-Trustee; Angeline I. Bixby, Co-Trustee	375,975	3.15%
Robert Phillip Bixby GST Trust dated August 12, 1999, by Robert Philip Bixby, Trustee	W.E.B. Interests Ltd.	17,143	0.14%
Issue Trust for Robert Phillip Bixby dated August 12, 1999, by Robert Philip Bixby, Trustee	W.E.B. Interests Ltd.	85,718	0.72%
Walter E. Bixby, III GST Trust dated August 12, 1999, by Walter E. Bixby, III, Trustee	W.E.B. Interests Ltd.	17,144	0.14%
Issue Trust for Walter E. Bixby, III dated August 12, 1999, by Walter E. Bixby, III, Trustee	W.E.B. Interests Ltd.	85,718	0.72%
Angeline I. O'Connor GST Trust dated August 12, 1999, by Angeline I. Bixby, Trustee	W.E.B. Interests Ltd.	17,144	0.14%
Issue Trust for Angeline I. O'Connor dated August 12, 1999, by Angeline I. Bixby, Trustee	W.E.B. Interests Ltd.	85,718	0.72%
Total Beneficial Ownership (Voting Power)		7,110,242	59.58%
Total Outstanding as of September 29, 2004		11,936,472

(1) Only considers voting power.

EXHIBIT A

Revocable Proxy

The undersigned hereby constitutes and appoints Lee M. Vogel, with full power of substitution and re-substitution, as the sole and exclusive attorney and proxy for and in the name, place and stead of such holder, to vote all shares (the "Shares") of Common Stock, $1.25 par value of Kansas City Life Insurance Company, a Missouri legal reserve life insurance corporation (the "Company") that such undersigned is now or hereafter entitled to vote (or give consent) at any and all meetings, annual or special, of stockholders of the Company or any adjournments thereof which may be held hereafter, and to execute any written consent of stockholders of the Company in lieu of any such meeting with respect to such Shares, all as Lee M. Vogel shall determine in his sole discretion.  THIS PROXY AND POWER OF ATTORNEY IS REVOCABLE.

The undersigned hereby revokes, effective upon the execution and delivery of this proxy, all other proxies and powers of attorney with respect to the Shares that such holder may have heretofore appointed or granted.  The undersigned agrees that no subsequent proxy or power of attorney (except in furtherance of such holder's obligations hereunder) shall be given with respect to the Shares by such holder so long as such holder's Shares are subject to this proxy or the Voting Agreement dated as of October 31, 2004 among certain Lee M. Vogel, in his capacity as proxyholder and certain beneficial owners and owners of record of the Shares each who executes the Voting Agreement.  The proxy granted hereunder may extend beyond one year from the date hereof, and shall automatically be revoked and of no further force and effect upon receipt by the Company of a written revocation of the proxy.  All authority conferred herein shall survive the death or incapacity of each undersigned and any obligation of such undersigned shall be binding upon the heirs, personal representatives and successors of such holder.

____________________________________

[Recordholder]

FIRST AMENDMENT TO
VOTING AGREEMENT

This First Amendment Agreement to, dated as of May 15, 2007 (the "Agreement"), is made by and among Lee M. Vogel, in his capacity as Proxyholder ("Proxyholder"), the beneficialholders, who in the aggregate have the right to vote over 50% of the issued and outstanding shares of the common stock, par value $1.25 per share (the "Common Stock") of Kansas City Life Insurance Company, a Missouri legal reserve life insurance corporation (the "Company") and are executing this Agreement (collectively referred to as the "Beneficialholders") and the holders of record of the shares of Common Stock who are executing this Agreement (collectively referred to as the -Recordholders").

Blake Chandler Bixby owns 8,172 shares of Common Stock for which he is the recordholder, the beneficialholder and has the sale right to vote. By executing this First Amendment to Voting Agreement he agrees to be bound by all the terms and conditions of the Voting Agreement including the appointment of Lee Vogel as Proxyholder by signing a proxy in the form of Exhibit A attached to the Voting Agreement.

The Proxyholders, Beneficialholders and Recordholders hereby consent to the addition of Blake Chandler Bixby as a party to the Agreement.

By:	/s/ Robert Philip Bixby
Robert Philip Bixby

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, as Custodian for minor children of Robert Philip Bixby

By:	/s/ Angeline I. Bixby
Angeline I. Bixby

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson

By:	/s/ Lee M. Vogel
Lee M. Vogel

By:	/s/ James Phillip Bixby
James Phillip Bixby

By:	/s/ Blake Chandler Bixby
Blake Chandler Bixby

NANCY BIXBY HUDSON GST TRUST DATED DECEMBER 18, 1997, AS AMENDED MARCH 4, 2002

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

ISSUE TRUST FOR NANCY BIXBY HUDSON DATED DECEMBER 18, 1997, AS AMENDED MARCH 4, 2002

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

ISSUE TRUST FOR LEE M. VOGEL DATED DECEMBER 18, 1997, AS AMENDED MARCH 5, 2002

By:	/s/ Lee M. Vogel
Lee M. Vogel, Co-Trustee

By:	/s/ Richard L. Finn
Richard L. Finn, Co-Trustee

By:	/s/ Webb Gilmore
Webb Gilmore, Co-Trustee

WALTER E. BIXBY, JR. REVOCABLE TRUST DATED JULY 28, 1999, AS AMENDED ON AUGUST 17, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby, Co-Trustee

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Co-Trustee

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Co-Trustee

WALTER E. BIXBY DESCENDANTS TRUST DATED AS OF DECEMBER 30, 1976

By:	/s/ Angeline I. Bixby
Angeline I. Bixby, Co-Trustee

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Co-Trustee

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Co-Trustee

ROBERT PHILLIP BIXBY GST TRUST DATED AUGUST 12, 1999

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Trustee

ISSUE TRUST FOR ROBERT PHILIP BIXBY DATED AUGUST 12, 1999

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, Trustee

WALTER E. BIXBY, III GST TRUST DATED AUGUST 12, 1999

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Trustee

ISSUE TRUST FOR WALTER E. BIXBY, III DATED AUGUST 12, 1999

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, Trustee

ANGELINE I. BIXBY GST TRUST DATED AUGUST 12, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby, Trustee

ISSUE TRUST FOR ANGELINE I. BIXBY DATED AUGUST 12, 1999

By:	/s/ Angeline I. Bixby
Angeline I. Bixby, Trustee

JRB INTERESTS LTD., a Texas partnership

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, A General Partner

By:	/s/ Lee M. Vogel
Lee M. Vogel, a General Partner

W.E.B. INTERESTS LTD., a Texas partnership

By:	/s/ Robert Philip Bixby
Robert Philip Bixby, a General Partner

By:	/s/ Walter E. Bixby, III
Walter E. Bixby, III, a General Partner

By:	/s/ Angeline I. Bixby
Angeline I. Bixby, a General Partner

NANCY BIXBY HUDSON TRUST DATED DECEMBER 11, 1997

By:	/s/ Nancy Bixby Hudson
Nancy Bixby Hudson, Trustee

EXHIBIT A

Revocable Proxy

The undersigned hereby constitutes and appoints Lee M. Vogel, with full power of substitution and re-substitution, as the sole and exclusive attorney and proxy for and in the name, place and stead of such holder, to vote all shares (the "Shares") of Common Stock, $1.25 par value of Kansas City Life Insurance Company, a Missouri legal reserve life insurance corporation (the "Company") that such undersigned is now or hereafter entitled to vote (or give consent) at any and all meetings, annual or special, of stockholders of the Company or any adjournments thereof which may be held hereafter, and to execute any written consent of stockholders of the Company in lieu of any such meeting with respect to such Shares, all as Lee M. Vogel shall determine in his sole discretion. THIS PROXY AND POWER OF ATTORNEY IS REVOCABLE.

The undersigned hereby revokes, effective upon the execution and delivery of this proxy all other proxies and powers of attorney with respect to the Shares that such holder may have heretofore appointed or granted. The undersigned agrees that no subsequent proxy or power of attorney (except in furtherance of such holder's obligations hereunder) shall be given with respect to the Shares by such holder so long as such holder's Shares are subject to this proxy or the Voting Agreement dated as of October 31, 2004 among certain Lee M. Vogel, in his capacity as proxyholder and certain beneficial owners and owners of record of the Shares each who executes the Voting Agreement. The proxy granted hereunder may extend beyond one year from the date hereof, and shall automatically be revoked and of no further force and effect upon receipt by the Company of a written revocation of the proxy. All authority conferred herein shall survive the death or incapacity of each undersigned and any obligation of such undersigned shall be binding upon the heirs, personal representatives and successors of such holder.

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Recordholder